UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive Information Statement

GROW CONDOS, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

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     [  ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

           (1)     Title of each class of securities to which transaction applies:

           (2)     Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           (4)     Proposed maximum aggregate value of transaction:

           (5)     Total fee paid:

     [  ]  Fee paid previously with preliminary materials.

 [  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)     Amount Previously Paid:

           (2)     Form, Schedule or Registration Statement No.:

           (3)     Filing Party:

           (4)     Date Filed:

GROW CONDOS, INC.
722 W. Dutton Road
Eagle Point, Oregon 97524

Notice of Action By Written Consent of stockholders

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the voting power of the shareholders of Grow Condos, Inc., a Nevada corporation (“Company,” “we, ” “us, ” or “our”), have approved the following action without a meeting of stockholders in accordance with laws governing corporations incorporated in the State of Nevada:

•
The approval of an amendment to our articles of incorporation to set the number of authorized shares of capital stock the Company shall authority to issue at 100,000,000 common shares and 10,000,000 preferred shares.

This action will become effective on the 20th day after the Definitive Information Statement is mailed to our stockholders.

The enclosed Information Statement contains information pertaining to the matters acted upon.

We are not asking you for a proxy, and you are requested not to send us a proxy.

           By Order of the Board of Directors,

           /s/ Wayne A. Zallen
           Wayne A. Zallen
           CEO

Eagle Point, OR
August  ____, 2015

GROW CONDOS, INC.
722 W. Dutton Road
Eagle Point, Oregon 97524

Information Statement
Action By Written Consent of stockholders

General Information

We are not asking you for a proxy, and you are requested not to send us a proxy.

This Information Statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this Information Statement. We are mailing this Information Statement to our Stockholders on or about August 3, 2015.

What action was taken by written consent?

On July ____, 2015, we obtained stockholder consent for the approval of an amendment to our articles of incorporation to set the number of authorized shares of capital stock the Company shall authority to issue at 100,000,000 common shares and 10,000,000 preferred shares.

How many shares of were outstanding and entitled to vote on July ___, 2015?

On July ___, 2015, the date we received the consent of the holders of more than a majority of the voting power of our shareholders, there were 41,698,479 common shares outstanding and no preferred shares outstanding.  Accordingly, the voting power on July ____, 2015, was 41,698,479 common shares.

What vote was obtained to approve the amendment to the certificate of incorporation described in this Information Statement?

We obtained the approval of the holders of over 51% of the voting power of our shares that were entitled to give such consent (the “Consenting Shareholders”).

Who is paying the cost of this Information Statement?

We will pay for preparing, printing and mailing this Information Statement. Our costs are estimated at approximately $____________.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED CAPITAL SHARES

General

Our Board and the Majority Stockholders authorized the common stock change to set the number of authorized shares of capital stock the Company shall authority to issue at 100,000,000 common shares and 10,000,000 preferred shares.  This will increase the number of authorized common shares the corporation may issue from 45,000,000 to 100,000,000 and the number of authorized preferred shares the corporation may issue from 5,000,000 to 10,000,000.

Purpose and Effect of Changing (Increasing) the Number of Authorized Shares

The additional shares of common stock available for issue would be part of the existing class of common stock, if and when issued.  These shares would have the same rights and privileges as the shares of common stock currently outstanding.  Holders of the Company’s common stock do not have preemptive rights to subscribe for and purchase any new or additional issues of common stock or securities convertible into common stock.

At the present time there are no shares of preferred stock issued and outstanding and no rights and preferences for any series of preferred stock have been designated.  Therefore, the increase in authorized shares of preferred stock will merely increase the number of  preferred shares the corporation would have available if and when it should ever designate a series of preferred shares and designate rights and preferences therefore.

Our Board believes that an increase in the capital stock available for issuance is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of capital stock is to have shares available for issuance for such corporate purposes as the Board may determine in its discretion, including, without limitation:

•	conversion of convertible securities;

•	future acquisitions;

•	investment opportunities;

•	stock dividends or other distributions;

•	issuances pursuant to our stock plans; and

•	future financings and other corporate purposes.

Although the Company is actively discussing financing alternatives which may result in the issuance of additional shares of common stock, the Company has no such plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available authorized shares of common stock.

No further stockholder approval is required to effect an increase in the common stock available for issuance or to issue any additional shares of common stock.

Anti-Takeover Effects of the Common Stock Increase

THE OVERALL EFFECT OF THE COMMON STOCK INCREASE MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the common stock increase is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of common stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of common stock.

The increase in the relative number of authorized shares of common stock is not the result of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the common stock increase a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the increase in the number of shares of common stock that the Company is able to issue in order to attract potential investors and conduct equity financings.  Any issuance of additional shares of common stock could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Effectiveness of Amendment

The Certificate of Amendment of the Articles of Incorporation amending the number of authorized shares will be in substantially the form attached to this Information Statement as Appendix A and will become effective upon the acceptance for record of the Certificate of Amendment of our Articles of Incorporation with the Secretary of State of Nevada, which will occur no earlier than 20 calendar days after this Information Statement has first been sent to Shareholders.

BENEFICIAL OWNERSHIP

The following table sets forth certain information regarding beneficial ownership of our common stock as of August ___, 2015 (a) by each person known by us to own beneficially 5% or more of any class of our common stock, (b) by each of our named executive officers, (c) by each of our directors and (d) by all of our current executive officers and directors as a group.  As of August ____, 2015 there were 41,698,479 shares of our common stock issued and outstanding.  Shares of common stock subject to stock options and warrants that are currently exercisable or exercisable within 60 days of August ___, 2015 are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.  Except as otherwise indicated, the address of each stockholder is c/o Grow Condos, Inc. at 722 W. Dutton Road, Eagle Point, OR  97524.

	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Outstanding Common Stock (1)
Name and Address of Beneficial Owner
Wayne A. Zallen	18,370,000 Direct	44.1%
Joann Z. Cleckner	0	0%
Jeff W. Holmes PO Box 11207 Zephyr Cove, NV 89448	2,734,680 (2)	6.6%
Carl S. Sanko 18301 Ghost Town St. Tehachapi, CA 93561	408,200 Direct	1.0%
Executive officers and directors as a group – 4 persons	21,512,880	51.6%

(1) Based on a total of 41,698,479 shares outstanding.
(2) Of the 2,734,680 shares, 1,927,587 are held directly, 457,093 are held indirectly as they are owned by the Scottsdale Equity Growth Fund LLC, an entity controlled by Mr. Holmes, and the balance of 350,000 can be acquired upon the conversion of derivative securities held by Mr. Holmes.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associates of the foregoing persons have any substantial interest, direct or indirect, in proposed amendment to the Company’s articles of incorporation which differs from that of other stockholders of the Company.

DISSENTER’S RIGHT OF APPRAISAL

The Nevada laws governing corporations incorporated in the State of Nevada do not provide for dissenter’s rights of appraisal, and the Company will not independently provide our shareholders with any such rights, in connection with the matters discussed in this Information Statement.

AVAILABLE INFORMATION

Please read all the sections of this Information Statement carefully. The Company is subject to the reporting and informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates.  The SEC’s EDGAR reporting system can also be accessed directly at www.sec.gov.

           By Order of the Board of Directors,

           /s/ Wayne A. Zallen
           Wayne A. Zallen
           CEO

Eagle Point, OR
August ___, 2015

Appendix A

Form of Amendment to the Certificate of Incorporation:

CERTIFICTE OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
GROW CONDOS, INC.

Pursuant to the provisions of Section 78.385, et. seq., of the Nevada Revised Statutes, Grow Condos, Inc., a Nevada corporation, hereinafter referred to as the “Corporation,” hereby adopts the following Certificate of Amendment to its Articles of Incorporation:

FIRST:

The name of the Corporation is Grow Condos, Inc.

SECOND:

Article IV of the Articles of Incorporation shall be amended to read as follows:

ARTICLE IV
AUTHORIZED SHARES

The Corporation is authorized to issue a total of 110,000,000 shares, consisting of 10,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to as "Preferred Stock") and 100,000,000 shares of common stock having a par value $0.001 per share (hereinafter referred to as "Common Stock"). Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors.  The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(a) designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(b) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(c) alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

(d) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors.  All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock.  Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

THIRD:

By executing this Certificate of Amendment to the Articles of Incorporation, the CEO of the Corporation does hereby certify that on July _____, 2015, the foregoing amendment to the Articles of Incorporation of Grow Condos, Inc., was authorized and approved pursuant to Section 78.390 of the Nevada Revised Statutes by the consent of the majority of the Corporation’s shareholders.

DATED this ________ day of August, 2015

/s/ Wayne A. Zallen
Wayne A. Zallen, CEO